Exhibit 99.1      SEC Certifications


     The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Di Giorgio Corporation

Ladies and Gentlemen:

     In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), each of the undersigned hereby certifies that:

     (i) this Current Report on Form 10-K fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)); and

     (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Di Giorgio Corporation.

         Dated as of this 12th day of March 2003.


/s/ Richard B. Neff                              /s/ Lawrence S. Grossman
-----------------------------                    --------------------------
Richard B. Neff                                  Lawrence S. Grossman
Chief Executive Officer                          Chief Financial Officer